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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Earliest Event Reported
                                   May 5, 2005


                       TriMedia Entertainment Group, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation of organization)



                000-49865                        57-1107699
        (Commission File Number)    (IRS Employer Identification Number)




                              1080 N. Delaware Avenue
                        Philadelphia, Pennsylvania 19125
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (215) 426-5536

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 5, 2005, we entered into a Securities Purchase Agreement (the "Agreement") with IL Resources, LLC ("IL Resources") Pursuant to the Agreement we issued to IL Resources a Secured Convertible Term Note in the aggregate principal amount of One Million Five Hundred Ninety Thousand Dollars ($1,590,000) (the "Note") and a warrant to purchase 2,000,000 shares of our common stock (the "Warrant"). The Note is convertible into our common stock at a conversion price of $0.50, subject to certain adjustments.

         Pursuant to the Agreement, we agreed to several restrictive covenants, without the prior written consent of IL Resources, for as long as twenty-five percent (25%) of the principal amount of the Note is outstanding. We agreed that, without the prior written consent of IL Resources, neither we nor our Subsidiaries would: (1) directly or indirectly declare or pay any dividends, (2) issue any preferred stock that is mandatorily redeemable prior to May 30, 2007,
(3) redeem any of our preferred stock or other equity interests; (4) liquidate, dissolve or effect a material reorganization; or (5) create or acquire any Subsidiary.

         We further agreed to use our reasonable best efforts to prepare and file, within sixty (60) days of the date of the Agreement, a Registration Statement under the Securities Act of 1933 to permit the public sale of the shares issuable pursuant to the Note and the Warrant and any shares issued as a result of a stock dividend or stock split with respect to the same.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

         As referenced in Item 1.01, on May 5, 2005, for $1,590,000 in cash received by us, we issued to IL Resources the Note in the aggregate principal amount of One Million Five Hundred Ninety Thousand Dollars ($1,590,000). The Note has a maturity date of May 30, 2006 and is convertible into a total of 3,180,000 shares of our common stock at a price of $.50 per share. The Note accrues interest at an annual rate of twelve percent (12%) and the principal and interest are convertible at the Holder's option into shares of our common stock at a conversion price of $.50 per share. Overdue principal and interest on the Note accrues interest at an annual rate of twenty-one percent (21%).

         In connection with the Note, we granted the Holder a security interest in substantially all of our assets pursuant to a Security Agreement dated May 5, 2005 and a Securities Pledge Agreement dated May 5, 2005. Pursuant to the Security Agreement, we granted IL Resources a lien and security interest in all of our tangible and intangible personal property as described therein. Pursuant to the Securities Pledge Agreement, we granted IL Resources a first priority security interest in the stock of our subsidiaries. Pursuant to the Subsidiary Guaranty, each of our subsidiaries agreed to unconditionally guaranty the timely and full satisfaction of our debt payable to IL Resources under the Agreement. The guaranty is a continuing irrevocable guaranty.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         As referenced in Item 1.01, on May 5, 2005 we issued a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $.50 per share, subject to certain adjustments. The Warrant is exercisable at any time after May 5, 2005 and prior to May 5 2010.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

       (C)  EXHIBITS.

            The following exhibits are filed herewith:


             4.1 Common Stock Purchase Warrant dated May 5, 2005 issued to IL Resources, LLC.

            10.1 Securities Purchase Agreement dated May 5, 2005 by and between TriMedia Entertainment Group, Inc. and IL Resources, LLC.

            10.2  Secured Convertible Term Note dated May 5, 2005.

            10.3 Securities Pledge Agreement dated May 5, 2005 by and between TriMedia Entertainment Group, Inc. and IL Resources, LLC.

            10.4 Security Agreement dated May 5, 2005 by and between TriMedia Entertainment Group, Inc. and IL Resources, LLC.

            10.5  Subsidiary Guaranty dated May 5, 2005.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            TRIMEDIA ENTERTAINMENT GROUP, INC.
                                            Registrant


Date:  June 6, 2005                         By /s/ Christopher Schwartz
                                               ---------------------------------
                                                   Christopher Schwartz
                                                   President and CEO

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